
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Indiana Bell Telephone Company, Incorporated's June 30, 1995 financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                               0
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  197,400
<ALLOWANCES>                                     5,800
<INVENTORY>                                      4,400
<CURRENT-ASSETS>                               275,300
<PP&E>                                       3,040,600
<DEPRECIATION>                               1,840,800
<TOTAL-ASSETS>                               1,587,400
<CURRENT-LIABILITIES>                          486,900
<BONDS>                                         85,900
<COMMON>                                       539,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      81,700
<TOTAL-LIABILITY-AND-EQUITY>                 1,587,400
<SALES>                                              0<F2>
<TOTAL-REVENUES>                               590,700
<CGS>                                                0
<TOTAL-COSTS>                                  382,000<F3>
<OTHER-EXPENSES>                                 (500)
<LOSS-PROVISION>                                 7,100
<INTEREST-EXPENSE>                               9,000
<INCOME-PRETAX>                                200,200
<INCOME-TAX>                                    73,600
<INCOME-CONTINUING>                            126,600
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   126,600
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(B). This amount is included in the "Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(B).

